                                   AMENDMENT
                                       TO
                            PARTICIPATION AGREEMENT


This Amendment ("Amendment") is effective as of November 17, 2014 ("Effective Date"), and is hereby made a part of and incorporated into the Participation Agreement (the "Agreement") dated as of the 5th of June, 2003 as amended, by and among THE TRAVELERS INSURANCE COMPANY and THE TRAVELERS LIFE AND ANNUITY COMPANY (both currently known as METLIFE INSURANCE COMPANY OF CONNECTICUT) (the "Company"), on behalf of itself and certain of its segregated asset accounts listed in Schedule A hereto, SCUDDER VARIABLE SERIES II (currently known as DEUTSCHE VARIABLE SERIES II) (the "Fund"), SCUDDER DISTRIBUTORS, INC. (currently known as DeAWM DISTRIBUTORS, INC.) (the "Underwriter") and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the "Adviser").

     WHEREAS, the Fund, the Underwriter, the Adviser and the Company's affiliate, MetLife Investors Insurance Company ("MLI"), under the names Investors Fund Series, Zurich Kemper Investments, Inc., Zurich Kemper Distributors, Inc. and Cova Financial Services Life Insurance Company, respectively, have previously entered into a Participation Agreement dated December 10, 1997, as amended (the "MLI Participation Agreement");

     WHEREAS, following the close of business on November 14, 2014, MLI will merge into the Company, and as the surviving entity of the merger, the Company will become the depositor and issuer of the separate accounts and the variable insurance products of MLI;

     WHEREAS, simultaneously with the merger, the Company will change its name to MetLife Insurance Company USA and change its state of domicile from Connecticut to Delaware;

     WHEREAS, the parties wish to (i) add the separate accounts and variable insurance products of MLI to the Agreement; and (ii) terminate the MLI Participation Agreement as of the effective date of this Amendment;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

     1. The name of the Company in the Agreement shall change to MetLife Insurance Company USA;

     2. Schedules A and B of the Agreement shall be deleted in their entirety and replaced with Schedules A and B attached hereto;

     3. The MLI Participation Agreement shall terminate as of the effective date of this Amendment.

     4. Article XI of the Agreement entitled "Notices" shall be amended as follows:

     "If to the Company:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attn: Law Department"

     5. This Amendment shall be effective as of November 17, 2014.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by and through its duly authorized officer signing below.

                                 METLIFE INSURANCE COMPANY OF CONNECTICUT

                                 By: /s/ Karen A. Johnson
                                     ------------------------------------
                                 Name: Karen A. Johnson
                                 Title: Vice President

                                 METLIFE INVESTORS INSURANCE COMPANY

                                 By: /s/ Karen A. Johnson
                                     ------------------------------------
                                 Name: Karen A. Johnson
                                 Title: Vice President

                                 DEUTSCHE VARIABLE SERIES II

                                 By: /s/ John Millette
                                     ------------------------------------
                                 Name: John Millette
                                       ----------------------------------
                                 Title: Vice President and Secretary
                                        ---------------------------------

                                 DeAWM DISTRIBUTORS, INC.

                                 By: /s/ Cynthia Nestle
                                     ------------------------------------
                                 Name: Cynthia Nestle
                                       ----------------------------------
                                 Title: Managing Director
                                        ---------------------------------

                                 By: /s/ Joseph W. Sarbinowski
                                     ------------------------------------
                                 Name: Joseph W. Sarbinowski
                                       ----------------------------------
                                 Title: Managing Director
                                        ---------------------------------

                                 DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

                                 By: /s/ Joseph W. Sarbinowski
                                     ------------------------------------
                                 Name: Joseph W. Sarbinowski
                                       ----------------------------------
                                 Title: Managing Director
                                        ---------------------------------

                                 By: /s/ Cynthia Nestle
                                     ------------------------------------
                                 Name: Cynthia Nestle
                                       ----------------------------------
                                 Title: Managing Director
                                        ---------------------------------

                                   SCHEDULE A


SEPARATE ACCOUNTS AND DATE ESTABLISHED
--------------------------------------

     MetLife of CT Separate Account Eleven for Variable Annuities      11-14-02

     MetLife Investors Variable Annuity Account One                    02-24-87

     MetLife Investors Variable Life Account One                       10-23-91

CONTRACTS FUNDED BY SEPARATE ACCOUNTS
-------------------------------------

     Scudder Advocate Advisor/Scudder Advocate Adviser - ST1

     Scudder Advocate Rewards

     Custom Select Flex VUL and JSVUL

     Class AA VA

     Custom Select VA

     Destiny Select VA

     Navigator Select VA

                                   SCHEDULE B

                   DESIGNATED PORTFOLIOS AND CLASSES THEREOF


DESIGNATED PORTFOLIO                                    CLASS
---------------------                                   -----

Deutsche Government & Agency Securities VIP             Class A & Class B

Deutsche Small Mid Cap Value VIP                        Class B